UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Technology Park Drive, Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 -- Entry into a Material Definitive Agreement.

On August 30, 2016, Insulet Corporation and Computershare Trust Company, N.A., as rights agent, entered into Amendment No. 2 (the “Amendment) to Insulet Corporation’s Shareholder Rights Agreement, dated November 18, 2008, as previously amended by Amendment No. 1 to Shareholder Rights Agreement, dated September 25, 2009 (as amended, the “Rights Agreement”).

The Amendment modifies the definition of “Acquiring Person” contained in Section 1(a) of the Rights Agreement and also modifies Section 3(a) of the Rights Agreement, to provide that, in addition to the other exemptions set forth therein, an Acquiring Person shall not include FMR LLC, FIL Limited, their respective Affiliates and Associates, and any funds or accounts managed by FMR LLC, FIL Limited or their respective direct or indirect subsidiaries (collectively, “Fidelity”), so long as Fidelity is the Beneficial Owner, in the aggregate, of not greater than 19% of the shares of Common Stock of Insulet Corporation then outstanding, and Fidelity satisfies the Beneficial Ownership reporting requirements of Schedule 13G under the Exchange Act (or any comparable or successor report).

A copy of the Amendment has been filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Rights Agreement and the attached Amendment. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

Item 3.03 – Material Modification to Rights of Security Holders

The description of the Amendment to the Rights Agreement set forth above under Item 1.01 “Entry Into a Material Definitive Agreement” above is incorporated into this Item 3.03 by reference.

Item 9.01 – Financial Statements and Exhibits

 (d)  Exhibits.

Exhibit No.	Description

4.1	Amendment No. 2 to Shareholder Rights Agreement dated August 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

August 31, 2016	By:	/s/ Michael L. Levitz
Name: Michael L. Levitz
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 2 to Shareholder Rights Agreement dated August 30, 2016.